EXHIBIT 1
                                                                       ---------

                                VOTING AGREEMENT

         This Voting Agreement (this "Agreement"), dated August 18, 2006, is by and among Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), Lone Star U.S. Acquisitions LLC, a Delaware limited liability company (the "Purchaser"), and COI Acquisition Corp., a Delaware corporation and an affiliate of Purchaser (the "Merger Sub"), and those shareholders of the Company listed on Schedule I hereto (each, a "Shareholder," and collectively, the "Shareholders").

         WHEREAS, on even date herewith, the Company, the Purchaser and the Merger Sub are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Merger Sub will be merged with and into the Company (the "Merger");

         WHEREAS, each Shareholder owns beneficially and of record the number of shares of common stock (the "Common Stock") of the Company set forth opposite such Shareholder's name on Schedule I hereto;

         WHEREAS, the Company, the Purchaser, the Merger Sub and the Shareholders desire to set forth their agreement with respect to the voting of the Shareholders' shares of Common Stock with respect to the Merger and the Merger Agreement; and

         WHEREAS, in executing and delivering the Merger Agreement, the Purchaser and the Merger Sub are relying on the agreements contained herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. VOTING OF COMMON STOCK. Each Shareholder hereby severally (and not jointly) agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, or in any other circumstance in which the vote, consent or approval of shareholders of the Company, in their capacity as shareholders, is sought, such Shareholder shall
(a) vote such Shareholder's shares of Common Stock to approve and vote in favor of the Merger Agreement and the transactions contemplated by the Merger
Agreement and any other actions or agreements required in furtherance thereof;
(b) vote such Shareholder's shares of Common Stock against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote such Shareholder's shares of Common Stock against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Purchaser;
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(iv) any material change in the present capitalization or dividend policy of the
Company; or (v) any other material change in the Company's corporate structure or business.

         2. REVOCATION OF PRIOR PROXIES. Each Shareholder severally (and not jointly) represents that any proxies heretofore given in respect of such Shareholder's shares of Common Stock are revocable, and that any such proxies are hereby revoked.

         3. NO INCONSISTENT ARRANGEMENTS. Each Shareholder severally (and not jointly) hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (a) except to the Merger Sub, transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition) or consent to any transfer of any or all of such Shareholder's shares of Common Stock or any interest therein unless each Person (as defined in the Merger Agreement) to which any of such Common Stock, or any interest in any of such Common Stock, is or may be transferred shall have (i) executed a counterpart of this Agreement, and (ii) agreed in writing to hold such Common Stock subject to all of the terms and provisions of this Agreement;
(b) except with the Purchaser, enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shareholder's shares of Common Stock or any interest therein; (c) grant any proxy, power-of-attorney or other authorization in or with respect to such Shareholder's shares of Common Stock; (d) deposit any of such Shareholder's shares of Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Shareholder's shares of Common Stock; or (e) take any other action, in his, her or its capacity as a shareholder, that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby or which would make any representation or warranty of such Shareholder hereunder untrue or incorrect.

         4. NO SOLICITATION. Each Shareholder severally (and not jointly), in his, her or its capacity as a shareholder, hereby agrees that he, she or it shall not, and shall not permit or authorize any of his, her or its representatives or agents to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or furnish any non-public information regarding the Company or the Transactions (as defined in the Merger Agreement) to, any Person or group (other than the Purchaser or the Merger Sub or any of their affiliates or representatives) concerning any Company Takeover Proposal (as defined in the Merger Agreement), other than in their capacities as officers and/or directors of the Company and in accordance with the terms of the Merger Agreement. Each Shareholder will immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal.

         5. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each Shareholder severally (and not jointly), in his, her or its capacity as a shareholder, hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each Shareholder shall promptly consult with the Purchaser and provide any necessary information and material with respect to all filings made by such Shareholder with any Governmental

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Authority (as defined in the Merger Agreement) in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         6. WAIVER OF APPRAISAL RIGHTS. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

         7. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder hereby represents and warrants, severally (and not jointly), to the Purchaser and the Merger Sub as follows:

             (a) Title. Except as set forth on Schedule I hereto, such Shareholder has good and valid title to such Shareholder's shares of Common Stock, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature.

             (b) No Other Rights. Except as set forth on Schedule I hereto, there are no outstanding options, warrants or rights to purchase or acquire the shares of Common Stock owned by such Shareholder.

             (c) Ownership of Shares. On the date hereof, the shares of Common Stock owned by such Shareholder are owned of record or beneficially by such Shareholder and, on the date hereof, except as set forth on Schedule I hereto, such shares of Common Stock owned by such Shareholder constitute all of the shares of Common Stock owned of record or beneficially by such Shareholder and Shareholder does not hold any securities convertible into or exchangeable for shares of Common Stock. Except as set forth on Schedule I hereto, such Shareholder has sole voting power and sole power of disposition with respect to all of the shares of Common Stock owned by such Shareholder, with no restrictions, subject to applicable federal and state securities laws, on such Shareholder's rights of disposition pertaining thereto.

             (d) Power; Binding Agreement. Such Shareholder has the legal capacity, and all the necessary power and authority to enter into and perform all of his, her or its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any contract, instrument, arrangement or other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. The execution, delivery and performance of this Agreement by such Shareholder will not violate any law, order, judgment or decree to which Shareholder is a party. This Agreement has been duly and validly executed and delivered by such Shareholder, and assuming this Agreement has been duly and validly authorized, executed and delivered by each party hereto other than such Shareholder, this Agreement constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, now or hereafter in effect, affecting creditor rights generally; and (ii) the remedy of specific performance and injunctive and other equitable relief may be subject to equitable defenses and to the discretion of the court.

         8. BINDING ON SUBSEQUENTLY ACQUIRED SHARES OF COMMON STOCK. Each Shareholder agrees that any shares of Common Stock of the Company to which Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership or

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voting rights, directly or indirectly, after the date of this Agreement, including, without limitation, shares issued upon the conversion, exercise or exchange, as the case may be, of securities held by such Shareholder that are convertible into, or exercisable or exchangeable for, shares of Common Stock, shall be subject to the terms and conditions of this Agreement to the same extent as if such shares of Common Stock were included on Schedule I hereto.

         9.  MISCELLANEOUS.

             (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (b) Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, without regard to the conflicts of law principles thereof.

             (c) Amendment. This Agreement may be amended only by means of a written amendment signed by all of the parties hereto.

             (d) Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon the successors, assigns and transferees of each of the parties hereto.

             (e) Specific Performance. Each Shareholder acknowledges and agrees that the failure of such Shareholder to perform the provisions of this Agreement in accordance with their specific terms or to otherwise breach such provisions will cause irreparable injury to the Purchaser and the Merger Sub, for which damages, even if available, will not be an adequate remedy. Accordingly, each Shareholder hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Shareholder's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

             (f) Termination. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) at such time as the Board of Directors of the Company (x) withdraws or modifies its approval of the Merger Agreement or the Transactions or its recommendation that shareholders of the Company adopt the Merger Agreement and approve the Transactions or (y) recommends or approves any Company Takeover Proposal and
(iv) at such time as the Merger Agreement is amended in any respect or the Company waives any of its rights under the Merger Agreement.

             (g) Exercise of Fiduciary Duties. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any officer or director of the Company in the exercise of his or her fiduciary duties as an officer or director of the Company.

             (h) Notices. all notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

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             To the Shareholders:
             --------------------

                At the addresses set forth on Schedule I hereto.

             To the Purchaser or the Merger Sub:
             -----------------------------------

                c/o Hudson Advisors, L.L.C.
                717 North Harwood Street, Suite 2100
                Dallas, Texas 75201
                Attention:  Marc L. Lipshy, Esq.
                Facsimile:  (214) 459-1430

                with a copy to:
                --------------

                Jenkens & Gilchrist, P.C.
                1445 Ross Avenue, Suite 3200
                Dallas, Texas  75202
                Attention:   Robert G. McCormick, Esq.
                             Gregory J. Schmitt, Esq.
                Facsimile:  (214) 855-4300

             To the Company:
             ---------------

                Lone Star Steakhouse & Saloon, Inc.
                224 East Douglas, Suite 700
                Wichita, Kansas 67202
                Attention:  John D. White
                Facsimile: (316) 264-5988

                with a copy to:
                --------------

                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                Park Avenue Tower
                65 East 55th Street
                New York, New York  10022
                Attention: Steven Wolosky, Esq.
                Facsimile: (212) 451-2222

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested).


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                           LONE STAR STEAKHOUSE & SALOON, INC.


                                           By:    /s/ John D. White
                                                  ------------------------------
                                           Name:  John D. White
                                                  ------------------------------
                                           Title: Executive Vice President and
                                                  Chief Financial Oficer
                                                  ------------------------------



                                           LONE STAR U.S. ACQUISITIONS LLC


                                           By:    /s/ Marc L. Lipshy
                                                  ------------------------------
                                           Name:  Marc L. Lipshy
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------



                                           COI ACQUISITION CORP.

                                           By:    /s/ Marc L. Lipshy
                                                  ------------------------------
                                           Name:  Marc L. Lipshy
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------



                                           /s/ Jamie B. Coulter
                                           -------------------------------------
                                           Jamie B. Coulter


                                           -------------------------------------


                                           -------------------------------------

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                                   SCHEDULE I


NAME AND ADDRESS OF STOCKHOLDER             NUMBER OF SHARES
-------------------------------             ----------------
Jamie B. Coulter                            2,395,393 shares*
c/o Lone Star Steakhouse & Saloon, Inc.     Options to purchase 1,227,389 shares
224 East Douglas, Suite 700
Wichita, Kansas 67202



* Does not include 177,145 shares held by Intrust Bank as trustee of a Rabbi Trust for the Company.